Exhibit 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To HUBCO, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 7, 1997 included in HUBCO's Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.



                                                  ARTHUR ANDERSEN LLP



Roseland, New Jersey
September 30, 1997